Exhibit 99.1

ASTEA

For More Information Contact:

Investor Relations
Rick Etskovitz, Chief Financial Officer
Astea International Inc.
215-682-2500
retskovitz@astea.com


FOR IMMEDIATE RELEASE:

           Astea Reports Fourth Quarter and Full Year 2007 Results

                  Strong Revenue Growth and Profitable Year

HORSHAM, Pa., April 15 /PRNewswire-FirstCall/ -- Astea International Inc. (Nasdaq: ATEA), a global provider of service lifecycle management solutions, today released its fourth quarter and year-end financial results for fiscal 2007.

For the quarter ended December 31, 2007, Astea reported revenues of $6.8 million, which was 26% greater than revenues of $5.4 million for the same period in 2006. Net loss for the quarter was $80,000 or ($.02) per share, compared to a net loss of $1.0 million or ($.29) per share for the same period in 2006. Software license fee revenues were $1.8 million, compared to $1.3 million for the same period in 2006. Service and maintenance revenues of $5.0 million were 23% greater than the same period in 2006.

For the 2007 fiscal year, the Company reported revenues of $30.4 million and a net profit of $2.8 million or $.78 per share, compared to revenues of $18.2 million and a net loss of $7.1 million or $2.00 per share for the 2006 fiscal year. License revenues increased 136% from 2006 and service and maintenance revenues increased 51%. It is important to note that these year to year comparisons include the restated revenues discussed below, which had the effect of shifting certain previously reported revenues for 2006 into the reported revenues for 2007, and reducing the 2006 revenues by a commensurate amount.

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As has been reported in our most recent 8-K's filed with the Securities and
Exchange Commission on March 31, 2008 and April 15, 2008, the Company has concluded that the accounting treatment relating to a 2005 license contract with a customer was incorrect, and has also concluded that the accounting treatment relating to certain license contracts entered into with customers in 2006 was incorrect. In addition, an implementation agreement signed in the fourth quarter of 2007, for a software license agreement signed and delivered in the third quarter of 2007, contained a reference to an unreleased upgrade of the software. Accordingly, all related revenue recognized in the third quarter of 2007 must be deferred until the referenced upgrade is delivered to the customer. As such, the Company will restate its financial statements for 2005, 2006 and the first three quarters of 2007. The Company's Form 10-K, which was filed today, reflects the restated results. The Company filed an 8-K on March 31, 2008 and another 8-K earlier today disclosing additional details regarding the restatements. The Company anticipates filing all required corrections to its earlier financial statements in the near future.

The result of the changes in treatment of the contracts is that all revenue related to the 2005 and 2006 contracts, including license, service and maintenance, was deferred from the prior years and all recognized in the first and second quarters of 2007. The total amount of revenue moved into 2007 that had been previously reported for earlier periods is $2.3 million, which is partially reduced by $700,000 of revenue previously recognized in the third quarter of 2007, which must now be deferred until the related software upgrade is delivered to the customer. The upgrade was delivered in the first quarter of 2008. The Company already received all of the cash related to these contracts. The restatement affects the timing and classification of revenues, but does not impact the overall revenues relating to these customers.

The View from Management

"At the end of 2006, we committed to improving our revenues in 2007, and we have successfully done so. I am very pleased to note that we achieved 67% revenue growth for the year. We saw improvements from both of our revenue streams: license sales and professional services and maintenance. Our results for the year demonstrate the continued strength of the service management industry and the positive impact of several important strategic steps we have taken to secure and extend our industry leadership." stated Zack Bergreen, Chairman and CEO, Astea International. "As I stated in last year's earnings release, we were investing in many initiatives which we felt were going to position us for success in 2007, and the growth we have seen is a direct result of that work. We continued to expand our global customer base while implementing many cost containment initiatives, and worked diligently to successfully convert many of our pipeline opportunities. We also introduced several product releases, for both Astea Alliance as well as the FieldCentrix solution suite which had a positive business impact for 2007."

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"We are optimistic that we will continue to grow our business, and remain confident in our strategic programs for long term growth and will continue to invest in them in 2008. Now more than ever, organizations are putting Astea at the core of their efforts to grow their business, increase profitability and business agility, and improve customer relationships."

A Year in review: 2007 highlights

      -- Signed many new enterprise customers representing verticals such as medical device, fire & security, gaming, IT services, commercial energy, and materials testing & equipment.

      -- Significant number of existing customers, for both the Astea Alliance and FieldCentrix solutions, continued to expand their configurations with additional licensing for more users as well as many customers upgrading to the latest releases.

      -- Embedded the FieldCentrix(R) service management and mobility solution into Microsoft Dynamics CRM. Together, with Microsoft Dynamics CRM, this solution brings the breadth and depth of functionality that is mission-critical to service-centric organizations, seamlessly supporting business processes and sharing information from lead generation and quotation to service delivery and support through to expense capture and billing. FieldCentrix for Microsoft Dynamics CRM was launched in March at Convergence 2007, Microsoft's annual event for Microsoft Dynamics customers. Since the launch, Astea has successfully signed several partners that will market, sell, and implement the solution generating a new channel for Astea.

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      --    Introduced a new version of the industry's most robust solution for service-centric organizations, Astea Alliance 8.0. Leveraging more than 28 years of experience, Astea Alliance 8.0 delivers extensive enhancements and new features to empower service-centric organizations to achieve a new level of service excellence. More than 160 new features and enhancements have been added to empower organizations with advanced capabilities, exceptional performance, and a new process- driven user interface.

Astea will host a conference call that will be broadcast live over the Internet on April 16th at 11:00 AM EDT to discuss the Company's fourth quarter and year-end financial results. Investors can access the call from the Company's Web site at http://www.astea.com/about_investors.asp. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Astea International

Astea International (Nasdaq: ATEA) is a global provider of service management software that addresses the unique needs of companies who manage capital equipment, mission critical assets and human capital. With the acquisition of FieldCentrix, Astea complements its existing portfolio with the industry's leading mobile field service execution solutions. Astea is helping companies drive even higher levels of customer satisfaction with faster response times and proactive communication, creating a seamless, consistent and highly personalized experience at every customer relationship touch point. Since its inception in 1979, Astea has licensed applications to companies, around the world, in a wide range of sectors including information technology, telecommunications, instruments and controls, business systems, HVAC, gaming/leisure, imaging, industrial equipment, and medical devices.

www.astea.com. Service Smart. Enterprise Proven.

(C) 2008 Astea International Inc. Astea and Astea Alliance are trademarks of Astea International Inc. All other company and product names contained herein are trademarks of the respective holders.

This press release contains forward-looking statements that are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are possibilities that the companies mentioned in this press release may not purchase licenses for Astea Alliance, the continuing acceptance of Astea's products, general competitive pressures in the marketplace, and continued overall growth in the customer relationship management solutions industry. Further information regarding these as well as other key risk factors and meaningful cautionary statements that could affect the Company's financial results are included at length in the Company's Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission.